UNCONDITIONAL GUARANTY

This **UNCONDITIONAL GUARANTY** (this "Guaranty"), dated as of January 28, 2009, is executed and delivered by John Paulsen, an individual ("Paulsen" or "Guarantor") in favor of Cruise Holdings II, LLC, by and through Mark T. Calvert (the "Chapter 11 Trustee"), the duly appointed Chapter 11 Trustee for the bankruptcy estate of Cruise Holdings II, LLC (the "Estate"), appointed by order of the United States Bankruptcy Court for the Southern District of Florida, West Palm Beach Division (the "Bankruptcy Court"), under Case No. 06-16353-BKC-PGH, in light of the following:

WHEREAS, Rotate Black, Inc. ("Rotate Black") has made and delivered that certain Promissory Note in favor of the Chapter 11 Trustee in the original principal amount of $125,000 (the "Note") in connection with that certain Offer to Purchase the vessel M/V Big Easy for a gross purchase price of Three Million Dollars ($3,000,000) dated as of January 28, 2010 (the "Asset Purchase Agreement");

WHEREAS, in order to induce the Chapter 11 Trustee to accept the Asset Purchase Agreement and present same to the Bankruptcy Court, Guarantor has agreed to unconditionally and irrevocably guarantee the obligations of Rotate Black under the Note;

NOW, THEREFORE, in consideration of the foregoing, Guarantor hereby agrees as follows:

1. Guaranteed Obligations. Guarantor, jointly and severally, hereby irrevocably and unconditionally guarantees to the Chapter 11 Trustee, as and for its own debt, until final payment in full thereof has been made of any and all of Rotate Black's obligations, indebtedness, or liabilities of any kind or character arising in connection with the Note, when and as the same shall become due and payable; it being the intent of Guarantor that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection. Notwithstanding the foregoing and notwithstanding any other provision of this Guaranty, Guarantor shall have no liability hereunder and this Guaranty shall be void and of no force or effect in the event that (a) the United States Bankruptcy Court for the Southern District of Florida (the "Court") does not authorize the Trustee to sell to Rotate Black the M/V Big Easy pursuant to a final order; or (b) Rotate Black fails to purchase the M/V Big Easy because of a default by the Chapter 11 Trustee of his obligations under the Asset Purchase Agreement, which default occurs prior to any default by Rotate Black of its obligations under the Asset Purchase Agreement. The foregoing, as qualified by the immediately preceding sentence, shall be referred to as the "Guaranteed Obligations".

2. Continuing Guaranty. This Guaranty includes Guaranteed Obligations arising under successive transactions continuing, compromising, extending, increasing, modifying, releasing, or renewing the Guaranteed Obligations, changing the interest rate, payment terms, or other terms and conditions thereof, or creating new or additional Guaranteed Obligations after prior Guaranteed Obligations have been satisfied in whole or in part. To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty.

3. Performance Under this Guaranty. In the event that Rotate Black fails to make any payment of any Guaranteed Obligations, on or prior to the due date thereof, in the manner provided in the Note, Guarantor immediately shall cause, as applicable, such payment to be made of the Guaranteed Obligations.

4. Primary Obligations. This Guaranty is a primary and original obligation of Guarantor, is not merely the creation of a surety relationship, and is an absolute, unconditional, and continuing guaranty of payment that remains in full force and effect without respect to future changes in conditions. Guarantor hereby agrees that he is liable to the Chapter 11 Trustee, that the obligations of Guarantor hereunder are independent of the obligations of Rotate Black, and that a separate action may be brought against Guarantor, whether such action is brought against Rotate Black or whether Rotate Black is joined in such action. Guarantor hereby agrees that his liability hereunder shall be immediate and shall not be contingent upon the exercise or enforcement by the Chapter 11 Trustee of whatever remedies it may have against Rotate Black,. Guarantor hereby agrees that any release that may be given by the Chapter 11 Trustee to Rotate Black shall not release such Guarantor. Guarantor consents and agrees that the Chapter 11 Trustee shall not be under any obligation to marshal any property or assets of Rotate Black in favor of Guarantor, or against or in payment of any or all of the Guaranteed Obligations.

5. Waivers.

(a) To the fullest extent permitted by applicable law, Guarantor hereby waives: (i) notice of acceptance hereof; (ii) notice of any loans or other financial accommodations made or extended under the Note, or the creation or existence of any Guaranteed Obligations; (iii) notice of the amount of the Guaranteed Obligations, subject, however, to Guarantor's right to make inquiry of the Chapter 11 Trustee to ascertain the amount of the Guaranteed Obligations at any reasonable time; (iv) notice of any adverse change in the financial condition of Rotate Black or of any other fact that might increase such Guarantor's risk hereunder; (v) notice of presentment for payment, demand, protest, and notice thereof as to the Note; (vi) notice of any Event of Default under the Note; and (vii) all other notices (except if such notice is specifically required to be given to Guarantor under this Guaranty) and demands to which Guarantor might otherwise be entitled.

(b) To the fullest extent permitted by applicable law, Guarantor hereby waives the right by statute or otherwise to require the Chapter 11 Trustee to institute suit against Rotate Black or to exhaust any rights and remedies that the Chapter 11 Trustee has or may have against Rotate Black. In this regard, Guarantor agrees that he is bound to the payment of each and all Guaranteed Obligations, whether now existing or hereafter arising, as fully as if the Guaranteed Obligations were directly owing to the Chapter 11 Trustee by Guarantor. Guarantor further waives any defense arising by reason of any disability or other defense (other than the defense that the Guaranteed Obligations shall have been performed and paid in cash, to the extent of any such payment) of Rotate Black or by reason of the cessation from any cause whatsoever of the liability of Rotate Black in respect thereof.

(c) To the fullest extent permitted by applicable law, Guarantor hereby waives: (i) any right to assert against the Chapter 11 Trustee any defense (legal or equitable), set-off, counterclaim, or claim that such Guarantor may now or at any time hereafter have against Rotate Black or any other party liable to the Chapter 11 Trustee; (ii) any defense, set-off,

counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Guaranteed Obligations or any security therefor; (iii) any right or defense arising by reason of any claim or defense based upon an election of remedies by the Chapter 11 Trustee; (iv) the benefit of any statute of limitations affecting Guarantor's liability hereunder or the enforcement thereof, and any act that shall defer or delay the operation of any statute of limitations applicable to the Guaranteed Obligations shall similarly operate to defer or delay the operation of such statute of limitations applicable to Guarantor's liability hereunder.

(d) Until such time as all of the Guaranteed Obligations have been finally paid or performed in full: (i) Guarantor hereby waives and postpones any right of subrogation such Guarantor has or may have against Rotate Black with respect to the Guaranteed Obligations; (ii) Guarantor hereby waives and postpones any right to proceed against Rotate Black or any other Person, now or hereafter, for contribution, indemnity, reimbursement, or any other suretyship rights and claims (irrespective of whether direct or indirect, liquidated or contingent), with respect to the Guaranteed Obligations; and (iii) Guarantor also hereby waives and postpones any right to proceed or to seek recourse against or with respect to any property or asset of Rotate Black.

(e) Without limiting the generality of any other waiver or other provision set forth in this Guaranty, Guarantor hereby agrees as follows:

(i) The Chapter 11 Trustee's right to enforce this Guaranty is absolute and is not contingent upon the genuineness, validity or enforceability of the Note. Subject to paragraph 1 of this Guaranty, Guarantor agrees that the Chapter 11 Trustee's rights under this Guaranty shall be enforceable even if Rotate Black had no liability at the time of execution of the Note or later ceases to be liable.

(ii) Guarantor agrees that, notwithstanding the modification or discharge of the obligations of Rotate Black under the Note as a result of an insolvency proceeding involving Rotate Black, the Chapter 11 Trustee's rights under this Guaranty will remain enforceable even if the amount of the Guaranteed Obligations results in Guarantor having liability for a larger and more burdensome amount than that for which Rotate Black is responsible. The enforceability of this Guaranty against Guarantor shall continue until all sums due under the Note has been paid in full and shall not be limited or affected in any way by any disability or other defense of Rotate Black or any other person in connection with the Note.

(iii) Guarantor waives the right to require the Chapter 11 Trustee to (A) proceed against Rotate Black or any other Person in connection with the Guaranteed Obligations, (B) proceed against or exhaust any other security or collateral the Chapter 11 Trustee may hold, or (C) pursue any other right or remedy for Guarantor's benefit, and agrees that the Chapter 11 Trustee may exercise its right under this Guaranty without taking any action against Rotate Black, or any other Person in connection with the Guaranteed Obligations, and without proceeding against or exhausting any security or collateral the Chapter 11 Trustee holds.

6. Releases. Guarantor consents and agrees that, without notice to or by Guarantor and without affecting or impairing the obligations of Guarantor hereunder, the Chapter 11 Trustee may, by action or inaction, compromise or settle, extend the period of duration or the

time for the payment, or discharge the performance of, or may refuse to, or otherwise not enforce, or may, by action or inaction, release all or any one or more parties to, any one or more of the terms and provisions of the Note or may grant other indulgences to Rotate Black in respect thereof, or may amend or modify in any manner and at any time (or from time to time) the Note.

7. No Election. The Chapter 11 Trustee shall have the right to seek recourse against Guarantor to the fullest extent provided for herein and no election by the Chapter 11 Trustee to proceed in one form of action or proceeding, or against any party, or on any obligation, shall constitute a waiver of the Chapter 11 Trustee's right to proceed in any other form of action or proceeding or against other parties unless the Chapter 11 Trustee has expressly waived such right in writing. Specifically, but without limiting the generality of the foregoing, no action or proceeding by the Chapter 11 Trustee under any document or instrument evidencing the Obligations, including but not limited to the Guaranteed Obligations, shall serve to diminish the liability of Guarantor under this Guaranty.

8. Revival and Reinstatement. If the incurrence or payment of the Guaranteed Obligations or the obligations of Guarantor under this Guaranty by such Guarantor or the transfer by Guarantor to the Chapter 11 Trustee of any property of Guarantor should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of applicable bankruptcy law relating to fraudulent conveyances, preferences, or other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if the Chapter 11 Trustee is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that the Chapter 11 Trustee is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys' fees of the Chapter 11 Trustee related thereto, the liability of Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

9. Financial Condition of Rotate Black. Guarantor represents and warrants to the Chapter 11 Trustee that he is currently informed of the financial condition of Rotate Black and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Guaranteed Obligations. Guarantor further represents and warrants to the Chapter 11 Trustee that he has read and understands the terms and conditions of the Note and of the Asset Purchase Agreement. Guarantor hereby covenants that he will continue to keep himself informed of Rotate Black's financial condition and of all other circumstances which bear upon the risk of nonpayment of the Guaranteed Obligations.

10. Payments; Application. All payments to be made hereunder by Guarantor shall be made in United States Dollars, in immediately available funds, and without deduction (whether for taxes or otherwise) or offset.

11. Attorneys' Fees and Costs. Guarantor agrees to pay, on demand, all reasonable attorneys' fees and all other costs and expenses that may be incurred by the Chapter 11 Trustee in connection with the enforcement of this Guaranty or in any way arising out of, or consequential to, the protection, assertion, or enforcement of the Guaranteed Obligations, irrespective of whether suit is brought.

12. Cumulative Remedies. No remedy under this Guaranty or under the Note is intended to be exclusive of any other remedy, but each and every remedy shall be cumulative and in addition to any and every other remedy given under this Guaranty or the Note, and those provided by law. No delay or omission by the Chapter 11 Trustee to exercise any right under this Guaranty shall impair any such right nor be construed to be a waiver thereof. No failure on the part of the Chapter 11 Trustee to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Guaranty preclude any other or further exercise thereof or the exercise of any other right.

13. Severability of Provisions. Each provision of this Guaranty shall be severable from every other provision of this Guaranty for the purpose of determining the legal enforceability of any specific provision.

14. Entire Agreement; Amendments. This Guaranty constitutes the entire agreement between Guarantor and the Chapter 11 Trustee pertaining to the subject matter contained herein. This Guaranty may not be altered, amended, or modified, nor may any provision hereof be waived or noncompliance therewith consented to, except by means of a writing executed by Guarantor and the Chapter 11 Trustee. Any such alteration, amendment, modification, waiver, or consent shall be effective only to the extent specified therein and for the specific purpose for which given. No course of dealing and no delay or waiver of any right or default under this Guaranty shall be deemed a waiver of any other, similar or dissimilar, right or default or otherwise prejudice the rights and remedies hereunder.

15. Successors and Assigns. This Guaranty shall be binding upon Guarantor and their successors and assigns and shall inure to the benefit of the successors and assigns of the Chapter 11 Trustee; provided, however, Guarantor shall not assign this Guaranty or delegate any of its duties hereunder without the Chapter 11 Trustee's prior written consent and any unconsented to assignment shall be absolutely void. In the event of any assignment or other transfer of rights by the Chapter 11 Trustee, the rights and benefits herein conferred upon the Chapter 11 Trustee shall automatically extend to and be vested in such assignee or other transferee.

16. No Third Party Beneficiary. This Guaranty is solely for the benefit of the Chapter 11 Trustee, and each of its successors and assigns and may not be relied on by any other Person.

17. Choice Of Law And Venue; Jury Trial Waiver.

THE VALIDITY OF THIS GUARANTY, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.

THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND LITIGATED ONLY IN THE BANKRUPTCY COURT. GUARANTOR AND CHAPTER 11 TRUSTEE EACH WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM

NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 17.

GUARANTOR AND CHAPTER 11 TRUSTEE EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. GUARANTOR AND CHAPTER 11 TRUSTEE REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

20. Counterparts; Telefacsimile Execution. This Guaranty may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Guaranty. Delivery of an executed counterpart of this Guaranty by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Guaranty. Any party delivering an executed counterpart of this Guaranty by telefacsimile also shall deliver an original executed counterpart of this Guaranty but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Guaranty.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first written above.

By: ______________________
Name: John Paulsen
Personal Address: 628 Harbor View Ln
Petoskey, MI 49770

Driver's License #: P425 429 115 199
State of Issuance: MI

STATE OF MICHIGAN)

) ss.

COUNTY OF EMMET)

The foregoing instrument was acknowledged before me this 2ND day of ~~January~~ February, 2010, by JOHN PAULSEN. He/~~She~~ is personally known to me ~~or has produced a State of ________ driver's license as identification~~.

Sign Name: ______________________

Print Name: JOHN R. TURNER

NOTARY PUBLIC, CHARLEVOIX COUNTY, MICHIGAN, ACTING IN EMMET COUNTY.

My Commission Expires: JULY 15, 2011

NOTARY PUBLIC

Serial No. (none, if blank): ______________

[NOTARY SEAL]